Muncy Columbia Financial Corporation 10-K

Exhibit 99.1

To Muncy Columbia Financial  Corporation Shareholders  The year 2023 marked a key milestone in the 120+ year history of our Corporation. On November 11, 2023, Muncy Bank Financial, Inc. successfully merged with and into CCFNB Bancorp, Inc., and was renamed Muncy Columbia Financial Corporation.   The Journey Begins  The subsidiary bank of Muncy Bank Financial, Inc., The Muncy Bank and Trust Company, merged with and into First Columbia Bank & Trust Co., the subsidiary bank of CCFNB Bancorp, Inc. With an expanded service area, the combined bank rebranded as Journey Bank—a forward looking name that represents our commitment to guiding and supporting customers on their financial journey. The strategic merger of our two high performing Central Pennsylvania banks creates a financial institution of greater scale, operating leverage, and resources—all requisites in an increasingly competitive marketplace, ever-changing financial landscape, and rapidly advancing technological environment. The merger, while expanding our geographic footprint, reaffirms and strengthens our longstanding commitment to remaining a community bank and serving neighboring markets across the region. We are confident that our ability to grow selectively and strategically benefits our valued shareholders, customers, employees, and communities. Going forward, we will focus on capitalizing on the synergies created by the merger and positioning our Corporation for sustained success.   Financial Highlights  As expected, the merger has presented both opportunities and challenges, which are reflected in our financial results for the year. Additionally, the industry continues to contend with unprecedented interest rate increases and lower margins. Despite merger-related expenses and prevailing economic conditions, we maintained a disciplined investment approach and focused on operational and organizational efficiencies, all of which enabled us to return positive earnings for the year.   The Corporation ended the year with net income of $3,387,000 as compared to $9,514,000 at the year ended December 31, 2022. Net income for the year was impacted by $3 million in merger-related expenses and a one-time provision for credit loss of $2.9 million for acquired non- Purchase Credit Deteriorated loans. Earnings per share for the twelve months ended December 31, 2023 and 2022 were $1.49 and $4.58, respectively. The return on average assets and return on average equity were 0.32 percent and 3.48 percent for the year ended December 31, 2023, as compared to 1.0 percent and 10.45 percent for the same period of 2022.   Total assets grew to $1.634 billion at December 31, 2023 as compared to $944.0 million at December 31, 2022, primarily driven by the Corporation’s merger with Muncy Bank Financial, Inc.   For the year-ended December 31, 2023, the temporary impact of unrealized investment losses on stockholders’ equity amounted to a reduction of $15 million; however, we do not consider debt securities to be credit impaired since we have the intent and ability to hold securities until recovery, and we view declines in fair value to be a result of increases in interest rates, not credit factors.   Total stockholders’ equity equated to a book value per share of $43.08 at December 31, 2023 as compared with $41.34 at December 31, 2022. For the year-ended December 31, 2023, cash dividends of $1.71 per share were paid to stockholders as compared to $1.67 for the same period of 2022. The Corporation remains well capitalized, with an equity to assets ratio of 9.38 percent as of December 31, 2023 and 9.10 percent at December 31, 2022.   Stronger Together  The merger represents the coming together of two strong local community banks that have stood as beacons of trust and expertise in their respective communities. The legacies of both banks date back to the late 1800s, and today we remain deeply rooted in the communities we have served for more than a century. As a merger of equals, the coming together of   our two organizations enables us to create a premier financial institution, strategically identifying and implementing best practices and optimal product sets from each of our legacy banks. At the outset, the combined bank debuted an enhanced product and service offering. Customers can bank at 22 community offices across a five-county region including Clinton, Columbia, Lycoming, Montour, and Northumberland counties. We now offer expanded loan programs and more checking account benefits. A network of 90,000 fee-free ATMs is available to customers. We’ve enhanced our online and mobile banking capabilities with the addition of Zelle® payment services. Additional enhancements are on the strategic roadmap. As we move forward, our focus will be to further build out our suite of banking and lending solutions and deliver the service excellence each of our legacy banks has consistently prioritized.   While much has changed as a result of the merger, much has stayed the same. We continue as an independent, locally operated bank. With this, customers enjoy the same personalized banking experience that makes our community bank the “bank of choice” for many individuals, families, and businesses across our region. Local decision making, a hallmark of our Bank, continues. Local service, delivered by the same friendly faces customers have come to know and trust over the years, also continues.   The Journey Team  Our people, whether on the front lines, behind the scenes, or in leadership positions, have always been integral to the success of the Bank.   We’ve restructured our Board of Directors to guide our endeavors and have assembled a strong management team to lead us forward. We are pleased to report that optimal staffing levels have been achieved without a need for layoffs or mandatory severance. Our front-line employees have shown tremendous resolve, dedication, and teamwork and continue to remain focused on service excellence. We are immensely grateful for their commitment.   The restructured and consolidated Board of Directors ensures representation across our market areas and includes the necessary expertise in key areas. As a result of this restructuring, several board members have relinquished their roles. To facilitate this transition, six current board members became members of an Advisory Board beginning mid-February and will continue serving for a period of three years. We will continue to tap their knowledge of the local area and business communities and consult with them on a quarterly basis to garner strategic guidance and insights. We thank them for their past service and appreciate their continued service as advocates of the Bank. Advisory Board members include Robert M. Brewington, Jr., Russell S. Cotner, Joanne I. Keenan, Andrew B. Pruden, Robert M. Rabb, and David E. Wallis. Following the completion of the merger, as we worked together to integrate the two companies, we had the opportunity to better align our roles with our respective strengths. While Lance Diehl initially served as Chairman, President and Chief Executive Officer of the Corporation and Executive Chairman of the Bank, and Robert Glunk initially served as Senior Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank, we mutually concluded that the Corporation and the Bank would be better served if we reversed our roles with Lance serving as President and Chief Executive Officer of both the Corporation and the Bank and Rob serving as Executive Chairman of both the Corporation and the Bank. The Board of Directors of the Corporation and the Bank approved these new role assignments on February 13, 2024.   Community Matters   With shared values and vision, corporate citizenship remains a cornerstone of our positioning as a community bank. Our philanthropic endeavors will carry forward, and we are more committed than ever to supporting our local communities. We are introducing our signature community event, the award-winning 14th Annual Journey Bank Teen Star Musical Competition, to high school students in our expanded service area, and we continue a visible presence as naming sponsor at the Historic Bowman Field in Williamsport, newly named Journey Bank Ballpark. Our community impact is further amplified by our active participation in the Pennsylvania Education Improvement Tax Credit   East Street, Bloomsburg   (EITC) program. The program allows a portion of our state tax dollars to be redirected to local approved education initiatives, opening up new and creative ways to help young people learn, grow, and succeed.   Shareholder Value   In December 2023, Muncy Columbia Financial Corporation’s common stock (CCFN) was approved for listing on OTC Markets Group, Inc.'s OTCQX® Best Market (OTCQX). The upgrade from OTC Pink to OTCQX provides increased visibility for our stock and introduces greater exposure to a wider range of potential investors.   The Path Ahead   Now, with the merger complete, a solid leadership team in place, a healthy $1.6 billion in assets, and strong capitalization, the combined bank is wellpositioned to execute the long-term vision and strategy that guided our decision to join forces. As we reflect on the past year, having completed a successful merger and managed through a challenging economic landscape, we want to extend our sincere gratitude to our shareholders for your support and understanding during this transformative period. We continue to strive to fulfill our collective vision of a strong and resilient organization. We remain steadfast in our commitment to delivering long-term value to you, our shareholders.   Sincerely,   Robert J. Glunk   Executive Chairman   Lance O. Diehl   President and Chief Executive Officer   North Main Street, Muncy   4 Muncy Columbia Financial Corporation | 2023 Annual Highlights

Muncy Columbia Financial Corporation Board of Directors Todd M. Arthur Lance O. Diehl Robert W. Dillon Robert J. Glunk Robert P. Hager Willard H. Kile, Jr. Brian D. Klingerman J. Howard Langdon W. Bruce McMichael, Jr. Steven H. Shannon Robert M. Brewington, Jr. Russell S. Cotner Joanne I. Keenan Andrew B. Pruden Muncy Columbia Financial CorporationAdvisory Board Robert M. Rabb David E. Wallis Stephen M. Tasselli Bonnie M. Tompkins Edwin A. Wenner Brenda R. H. Williams

50,000+ Customers $1.6 Billion in Assets 22 Community Offices 280 Employees 120+ Year History Journey Bank represents the combined strengths of two local community banks with a shared commitment to delivering banking excellence to our valued customers. We’re Moving Forward Together— guiding, supporting, and empowering customers on their financial journey.

Muncy Columbia Financial Corporation Officers Robert J. Glunk, Executive Chairman Lance O. Diehl, President and Chief Executive Officer Jeffrey T. Arnold, Executive Vice President and Treasurer Joseph K. O’Neill, Jr., Executive Vice President and Chief Financial Officer Beth A. Benson, Corporate Secretary Leslie A. Chyko, Assistant Corporate Secretary Nancy R. Diehl, Assistant Corporate Secretary Journey Bank Officers Robert Glunk, Executive Chairman Lance Diehl, President and Chief Executive Officer Jeffrey Arnold, Senior Executive Vice President, Finance & Risk Management Tammy Gunsallus, Senior Executive Vice President, Retail, Operations & Mortgage Matthew Beagle, Executive Vice President, Chief Wealth Management Officer Beth Benson, Executive Vice President, Human Resources Director/Corporate Secretary Jason Fischer, Executive Vice President, Chief Credit Officer Stephanie Oakes, Executive Vice President, Chief Operations Officer Joseph O'Neill, Executive Vice President, Chief Financial Officer Paul Page, Executive Vice President, Chief Lending Officer Kevin Weinhoffer, Executive Vice President, Chief Commercial Officer Jeffrey Whitenight, Executive Vice President, Retail Banking Manager Kathlene Bower, Senior Vice President, Chief Business Development Officer Karen Brouse, Senior Vice President, Risk & Compliance Officer Taylor Farr, Senior Vice President, Commercial Loan Team Leader Kelli Smith, Senior Vice President, BSA Fraud Officer Mark Smithgall, Senior Vice President, Commercial Loan Team Leader Lisa Valeski, Senior Vice President, Human Resources Director Maria Valles, Senior Vice President, Marketing Director Christine Zanis, Senior Vice President, Director of Trust Services Beth Cooley, Vice President, Deposit Solutions Officer Angela Crossley, Vice President, Trust Officer Nancy Diehl, Vice President, SEC & Regulatory Financial Reporting Officer Joanna Dillon, Vice President, Loan Operations Manager Chris Dunlap, Vice President, Collections Officer Krista Dyer, Vice President, Branch Administrator D'Aracy Erb, Vice President, Electronic Banking Manager Kelli Fester, Vice President, e-Banking & Customer Support Manager Melissa Fisher, Vice President, Commercial Lender Deborah Hack, Vice President, Deposit Operations Officer Rachel Huff, Vice President, Controller Jean MacDermott, Vice President, Business Development Officer Brooke Mertz, Vice President, Mortgage Originator Karen Murdock, Vice President, Community Office Manager Markus Rybak, Vice President, Information Security Officer Francesca Schu, Vice President, Marketing Officer Courtney Sinclair-McGovern, Vice President, Community Office Manager

Sandra Smith, Vice President, Community Office Manager Allen Strauch, Vice President, Information Technology Manager Robert Sullivan, Vice President, Commercial Lender Kevin Troutman, Vice President, Trust Officer Kimberly Wetherhold, Vice President, Marketing Officer Pamela Young, Vice President, Business Development Officer Sandra Allen, Assistant Vice President, Community Office Manager Kara Aurand, Assistant Vice President, Community Office Manager Andrea Bartlett, Assistant Vice President, Assistant Loan Servicing Manager Cynthia Beagle, Assistant Vice President, Loan Processing Manager, Mortgage Marie Bennett, Assistant Vice President, Loan Servicing Manager Tessa Bogert-Creasy, Assistant Vice President, Senior Credit Analyst Michael Celli, Assistant Vice President, Commercial Lender Leslie Chyko, Assistant Vice President, Executive Assistant Holly Clayton, Assistant Vice President, Deposit Operations Manager Timothy Colburn, Assistant Vice President, Commercial Lender Jared Cromley, Assistant Vice President, Financial Advisor Daniel Diehl, Assistant Vice President, Commercial Lender Rose Dodd, Assistant Vice President, BSA Officer Kristina Gregory, Assistant Vice President, Community Office Manager Trystan Johnson, Assistant Vice President, Loan Processing Manager, Commercial & Retail Teresa Karchner, Assistant Vice President, Training Officer Janet Kennedy, Assistant Vice President, Mortgage Loan Originator Carol Kupsky, Assistant Vice President, Assistant Controller Michelle Lawson, Assistant Vice President, Commercial Services Manager Toni Levandoski, Assistant Vice President, Community Office Manager Matthew Mann, Assistant Vice President, Financial Advisor Lesley Moore, Assistant Vice President, Community Office Manager Michael Mottern, Assistant Vice President, Loan Operations Supervisor Alicia Naugle, Assistant Vice President, Mortgage Loan Originator Denise Neidig, Assistant Vice President, Community Office Manager Kevin Newman, Assistant Vice President, Community Office Manager Leanne Niedzwiecki, Assistant Vice President, Assistant Community Office Manager Megan Rovenolt, Assistant Vice President, Community Office Manager Stacey Russell, Assistant Vice President, Mortgage Loan Originator Zachary Sarginger, Assistant Vice President, Community Office Manager Cora Seitzer, Assistant Vice President, Community Office Manager Adrienne Stiger, Assistant Vice President, Community Office Manager Michele Tagliaferri, Assistant Vice President, Community Office Manager Tammy Taney, Assistant Vice President, Business Solutions Specialist David Utt, Assistant Vice President, Commercial Lender Stacey Wheeler, Assistant Vice President, Community Office Manager McKayla Zimmerman, Assistant Vice President, Community Office Manager Rebecca Zimmerman, Assistant Vice President, Fraud & Risk Specialist Our local bankers remain committed to local, personalized service.

Journey Bank Locations Clinton County Avis Columbia County Benton Berwick Bloomsburg Buckhorn Catawissa Lightstreet Millville Lycoming County Clarkstown Hughesville Linden Montgomery Muncy Montoursville South Williamsport Montour County Danville Northumberland County Dewart Elysburg Market Makers: For a listing of Market Makers, please visit our website at www.journeybank.com Serving Central PA with $$ community offices across our % county region.